Exhibit 99.1

SPACEHAB, Inc.

907 Gemini

Houston, Texas 77058-2762
1.713.558.5000
fax: 1.713.558.5960
www.spacehab.com

FOR IMMEDIATE RELEASE

SPACEHAB ANNOUNCES RECEIPT OF NASDAQ STAFF DETERMINATION LETTER

Houston, Texas, October 10, 2008 – SPACEHAB, Incorporated (NASDAQ: SPAB), a leading provider of commercial space services, today announced its receipt of a NASDAQ Staff Determination letter on October 7, 2008 indicating that the Company has failed to regain compliance with NASDAQ Marketplace Rule 4310(c)(4), and that its securities are, therefore, subject to delisting from The NASDAQ Capital Market.

Marketplace Rule 4310(c)(4) requires that the Company maintain a $1.00 bid price for its common stock traded on the NASDAQ Capitol Market Exchange. Following earlier notices of non-compliance with the requirement, the Company was granted a grace period, which expired on October 6, 2008.

The Company plans to request a hearing before a NASDAQ Listing Qualifications Panel to present its plan of compliance and request continued listing pending the completion of the plan. However, there can be no assurance the Panel will grant the Company’s request for continued listing.

About SPACEHAB, Incorporated

SPACEHAB is a commercial and entrepreneurial force in the space industry providing a full spectrum of products and services to both the government and private sectors. The Company offers spacecraft pre-launch processing facilities and services, production of valuable commercial products in space, development and extension of space-based products to the consumer market, space access and payload integration services program and engineering support ranging from development and manufacturing of flight hardware to large scale government project management.

The statements in this document may contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, continued government support and funding for key space programs, product performance and market acceptance of products and services, as well as other risk factors and business considerations described in the company’s Securities & Exchange Commission filings including the annual report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. The Company assumes no obligation to update these forward-looking statements.

FOR MORE INFORMATION:

Tania Shupe

Corporate Marketing and Communications

SPACEHAB, Inc.

713.558.5299

tshupe@spacehab.com

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